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                                                                  EXHIBIT 24.2




                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


                  We consent to the inclusion in this Registration Statement on Form SB-2 (No. 333-18243) of our report dated April 2, 1996, on our audits of the financial statements of Questron Technology, Inc. We also consent to the referenced to our firm under the caption "Experts."

                  On July 1, 1996, the firm Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.








                                                  MOORE STEPHENS, P.C.
                                                  Certified Public Accountants



February 24, 1997
Cranford, New Jersey